Exhibit 99.1

Liftoff Mobile Announces Third Quarter 2026 Financial Results

REDWOOD CITY, CA – November 12, 2026 – Liftoff Mobile, Inc. (“Liftoff”) (NASDAQ: LFTO), a global leader in performance marketing and monetization solutions for the app economy, today announced financial results for the quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights:

(In millions, except percentages)	Q3 FY26	Q2 FY26	Q3 FY25	Q/Q Change		Y/Y Change
Revenue	$238	$220	$180	8%		32%
Net income (loss)	$87	$(4)	$(6)	NM		NM
Adjusted EBITDA[1]	$145	$132	$100	10%		45%
Net income (loss) Margin	37%	(2)%	(3)%	38	pts	40	pts
Adjusted EBITDA Margin[1]	61%	60%	56%	1	pt	5	pts
_________
Note: Variances that are not meaningful (“NM”) are not presented in the table above. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

“Our third quarter results came in well above the high end of our previously published guidance and showed the breadth of the app economy at work,” said Jeremy Bondy, Liftoff’s Chief Executive Officer. “We saw strength across key app categories, as better performance for our customers drove more investment in our platform and strengthened our flywheel. We’re confident that our platform is purpose built to capture user attention and monetization for our customers.”

“Our strong Q3 financial results demonstrated the earnings power of our business as we build our track record as a public company,” added Tarek Kutrieh, Liftoff’s President and Chief Financial Officer. “We remain focused on delivering durable and profitable growth and strong cash generation.”

Business Highlights:
•Core Advertising Revenue2 was $237 million in the third quarter, an increase of 33% year-over-year and 8% quarter-over-quarter.
•Net Income was $87 million in the third quarter, an increase of $92 million year-over-year and an increase of $91 million quarter-over-quarter.
•Trailing 12-month Net Cash provided by Operating Activities was $303 million, an increase of 107% from the corresponding period of the prior year.
•Trailing 12-month Free Cash Flow1 was $249 million, an increase of 158% from the corresponding period of the prior year.

Fourth Quarter 2026 Financial Guidance Summary3

(In millions, except percentages)	Low	High
Revenue	$244	$249
Adjusted EBITDA	$150	$154
Adjusted EBITDA Margin	61%	62%

Fiscal Year 2026 Financial Guidance Summary3

(In millions, except percentages)	Low	High
Revenue	$907	$912
Adjusted EBITDA	$547	$551
Adjusted EBITDA Margin	60%	60%
_________
1 For a discussion on how we define, use, and calculate non-GAAP financial measures and a reconciliation thereof to the most directly comparable GAAP financial measures, see “Key Operating and Financial Metrics” and the tables at the end of this press release.
2 See “Key Operating and Financial Metrics” for additional information on how we define Core Advertising Revenue.
3 We have not provided the most comparable GAAP metric or a GAAP reconciliation for certain forward-looking non-GAAP metrics—specifically Adjusted EBITDA and Adjusted EBITDA Margin—as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

Conference Call Information
The Company will host a conference call today at 2:00 PM PT / 5:00 PM ET during which management will discuss the Company’s quarterly results and provide commentary on business performance. The call will be hosted by Jeremy Bondy, Chief Executive Officer, and Tarek Kutrieh, President and Chief Financial Officer.

The conference call may be accessed on the Company’s website at: https://investors.liftoff.ai. A replay will also be available under the ‘News & Events’ section of the Company’s Investor Relations website.

About Liftoff
Liftoff (NASDAQ: LFTO) is a leading growth and monetization engine built for the mobile app economy. Its AI-powered platform, Cortex®, unifies marketing, creative, and monetization to deliver measurable performance at scale across the app lifecycle. Liftoff enables advertisers to unlock profitable user growth while helping app publishers maximize revenue with advanced ad monetization technology. Founded in 2012 and headquartered in Redwood City, California, Liftoff supports a diverse, global customer base across gaming, consumer, and emerging app categories.

Contacts

Investor Relations Jenn Kettnich investors@liftoff.ai	Media Relations Natalie Breitbach press@liftoff.ai

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical facts. Forward-looking statements include, but are not limited to, statements about: (1) our fourth quarter and full year 2026 guidance and other projections of revenues, expenses (including cost of revenue, research and development, sales and marketing, and general and administrative expenses), income or loss, earnings or loss per share, cash flow, margins, profitability, capital expenditures, liquidity, capital resources, or other financial or operating items, including the sufficiency of our cash resources to meet our liquidity needs and our intended use of the proceeds from our initial public offering (our “IPO”); (2) our plans, strategies, and objectives, including those relating to our business model, growth strategy, market opportunity, customer retention and expansion, acquisition of new customers, technology innovation, Cortex®, and AI-related initiatives; (3) future financial or operating performance, including trends in our key operating and financial metrics; (4) our expectations regarding macroeconomic conditions, market trends, competition, regulatory developments, taxes (including the effects of recent tax legislation), public company costs, indebtedness, interest rates, and other risks affecting our business; (5) our expectations regarding acquisitions, investments, dispositions, financings, hedging arrangements, repayments, refinancings, or repurchases of our indebtedness, or other strategic transactions we may pursue; (6) the settlement and remeasurement of contingent consideration and earnout obligations; and (7) assumptions underlying any of the foregoing. We may, in some cases, use words such as “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or similar words or phrases that convey uncertainty of future events or outcomes, to identify forward-looking statements in this press release. Factors that may cause actual results to differ from expected results include those described in our filings with the Securities and Exchange Commission (the “SEC”), including those set forth in the “Risk Factors” section in our final prospectus (the “IPO Prospectus”) filed with the SEC in connection with our IPO on June 4, 2026 pursuant to Rule 424(b)(4) under the Securities Act relating to our registration statement on Form S-1 (File No. 333-295144).

The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. There are a number of factors, many of which are beyond our control, that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, among others, risks related to: our ability to retain existing customers, expand customer usage, and attract new customers; the fact that we generally do not have long-term commitments from customers; advertiser demand, marketing budgets, seasonality, customer churn or consolidation, legal and regulatory developments affecting the advertiser verticals we serve, and broader macroeconomic, market, public health, and geopolitical conditions, including inflation, interest rates, tariffs, and U.S.-China tensions; our dependence on mobile operating systems, app stores, large internet and technology companies, third-party platforms, cloud infrastructure providers, supply partners, and other participants in the mobile advertising ecosystem; competition and rapid changes in technology, industry standards, and customer needs; our ability to collect, use, disclose, and otherwise process data, and evolving privacy, data protection, information security, consumer protection, advertising, tracking, targeting, protection of minors, AI, and other legal and regulatory requirements; fraud, malware, cybersecurity incidents, system failures, service interruptions, and other technical or operational disruptions; our ability to maintain and scale our technology, including Cortex and other AI capabilities, and develop and introduce new products and services; changes in app store policies, user opt-in or opt-out choices, ad-blocking technologies, and other limitations on mobile advertising; our reliance on the continued growth and health of the mobile app ecosystem, including mobile gaming and the broader app economy; fluctuations in our operating results, revenue concentration, market opportunity estimates, and key metrics; international operations, including risks associated with China, trade controls, tariffs, sanctions, anti-corruption laws, and foreign currency exchange; our ability to attract, retain, and motivate key personnel and sales teams and manage public company costs; acquisitions, investments, partnerships, financings, and other strategic transactions; tax matters, accounting standards, estimates, goodwill or other impairment, stock-based compensation, and internal controls, including the material weakness identified in our internal control over financial reporting; legal proceedings and intellectual property and open source software matters; ownership concentration and risks related to our common stock, including stock price volatility, future sales, and dilution; and our substantial indebtedness, restrictive debt covenants, interest rate exposure, debt service obligations, liquidity, and ability to raise additional capital. For a more detailed discussion of these and other factors, see the “Risk Factors” section in the IPO Prospectus. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those expressed or implied in these forward-looking statements.

The forward-looking statements included in this press release speak only as of the date of this press release or as of the date they are made, as applicable. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Except as otherwise required by law, we disclaim any intent or obligation to update any “forward-looking statement” made in this press release to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

Key Operating and Financial Metrics

We monitor the following key metrics to help us evaluate the health of our business, identify trends affecting our growth, formulate goals and objectives, and make strategic decisions. We believe these non-GAAP and operational measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies, including peer companies, may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP. We also strongly urge you to review the reconciliation to the corresponding GAAP financial measures set forth at the end of this press release. To properly and prudently evaluate our business, we encourage you to review Liftoff’s financial information in its entirety and not to rely on a single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

We report our financial results in accordance with GAAP, however, management believes that Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP measures, provide users of our financial information with useful supplemental information enabling a comparison of our performance across periods. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide visibility to the underlying continuing operating performance of our business. Management uses Adjusted EBITDA and Adjusted EBITDA Margin to evaluate and manage the performance of our business, make resource allocation decisions, and compensate key personnel, as we believe they provide enhanced understanding with respect to the results of our operations.

We define Adjusted EBITDA as net income (loss) adjusted for interest expense, net, income tax expense, depreciation and amortization expense, stock-based compensation, other (expense) income, net, and further adjusted for certain items that impact comparison of the performance of our businesses either period-over-period or with other businesses as more fully described below. We also disclose Adjusted EBITDA Margin, which is calculated as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies, including peer companies, may not publish these or similar metrics. Thus, our Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP. Some of the limitations and other factors to consider include:

•Adjusted EBITDA and Adjusted EBITDA Margin exclude the recurring, non-cash expenses of depreciation and amortization of property and equipment, capitalized internal-use software, and finite-lived intangible assets, and although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in or cash requirements for our working capital needs;

•Adjusted EBITDA and Adjusted EBITDA Margin exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the interest expense, net or the cash requirements to service interest or principal payments on our indebtedness;

•Adjusted EBITDA and Adjusted EBITDA Margin exclude the non-cash charges related to debt extinguishments, impairments of primarily capitalized internal-use software, and revaluation of contingent consideration and post-conversion earnout share liability, as these impact the comparability of our business across periods and do not relate to the continuing operating performance of our business;

•Adjusted EBITDA and Adjusted EBITDA Margin exclude costs related to our IPO, integration, non-recurring transactions and expenses, and reorganization severance costs, as these impact the comparability of our business across periods and do not relate to the continuing operating performance of our business;

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our income tax expense provision; and

•Adjusted EBITDA and Adjusted EBITDA Margin exclude other (expense) income, net, which primarily relate to non-operating foreign exchange gains and losses.

Adjusted EBITDA is not a liquidity measure and should not be considered as discretionary cash available to us to reinvest in the growth of our business or to distribute to stockholders or as a measure of cash that will be available to us to meet our obligations.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less purchase and capitalization of property, equipment, and software. We subtract purchase and capitalization of property, equipment, and software in our calculation of Free Cash Flow, as we believe these expenditures represent ongoing investments required to support and grow our business. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish Free Cash Flow or similar metrics. Thus, our Free Cash Flow, which is a non-GAAP measure, should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

Free Cash Flow is a measure of liquidity that provides useful information to our management, investors, and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities, including investing in our business. Free Cash Flow has certain limitations in that it does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.

Core Advertising Revenue

Core Advertising Revenue represents revenue generated from our current advertising platforms, which are predominantly powered by Cortex-backed demand solutions (collectively, “Core Advertising”). Core Advertising represents the foundation of our business moving forward, reflecting our strategic focus on Cortex-enabled solutions and anticipated long-term growth within performance advertising. We believe Core Advertising revenue, and its historical growth, is an important metric as it aligns with the rollout of Cortex in 2023 and is more representative of our growth potential versus total revenue in historical periods. Beginning in the first quarter of 2027, we plan to discontinue separate reporting of Core Advertising Revenue. Revenue outside our core advertising platforms is now de minimis, and total GAAP revenue provides a clear view of the business’s performance.

Liftoff Mobile, Inc.
Condensed Consolidated Balance Sheets
As of September 30, 2026 and December 31, 2025
(In thousands, except share and per share data)
(Unaudited)

	As of
	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$385,651	$133,306
Accounts receivable, net	378,364	355,277
Income tax receivable	1,289	1,651
Prepaid expenses and other current assets	20,016	26,891
Total current assets	785,320	517,125
Restricted cash	789	789
Property, equipment, and software, net	133,129	115,968
Intangible assets, net	140,631	178,677
Goodwill	1,056,202	1,057,180
Other assets	30,866	31,590
Total assets	$2,146,937	$1,901,329
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$354,513	$356,519
Accrued liabilities	99,793	77,216
Current portion of long-term debt	18,550	18,550
Other current liabilities	23,117	29,169
Total current liabilities	495,973	481,454
Deferred tax liability	43,643	29,009
Long-term debt, net	1,388,371	1,801,150
Other liabilities	118,925	126,597
Total liabilities	2,046,912	2,438,210

Redeemable convertible preferred stock:
Series A redeemable convertible preferred stock ($0.0001 par value – Nil and 1,000,000 shares authorized as of September 30, 2026 and December 31, 2025, respectively; Nil and 425,000 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively) Liquidation preference of nil and $425,000 as of September 30, 2026 and December 31, 2025, respectively.	—	414,607

Stockholders’ equity (deficit):
Preferred stock ($0.0001 par value - 700,000,000 and nil shares authorized as of September 30, 2026 and December 31, 2025, respectively, no shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively)	—	—
Common Stock ($0.0001 par value - 7,000,000,000 and 234,000,000 shares authorized as of September 30, 2026 and December 31, 2025, respectively; 169,362,099 and 123,002,518 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively)	17	12
Additional paid-in capital	926,986	5,867
Accumulated other comprehensive loss	(2,818)	(1,396)
Accumulated deficit	(824,160)	(955,971)
Total stockholders’ equity (deficit)	100,025	(951,488)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$2,146,937	$1,901,329

Liftoff Mobile, Inc.
Condensed Consolidated Statements of Operations
For the three and nine months ended September 30, 2026 and 2025
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$237,521	$179,532	$662,668	$491,585
Costs and operating expenses:
Cost of revenue, excluding depreciation and amortization	28,771	25,479	85,789	74,442
General and administrative	37,791	36,924	97,625	116,037
Research and development	25,729	26,756	87,616	84,605
Sales and marketing	17,477	17,103	55,806	47,514
Depreciation and amortization	23,992	25,517	68,723	76,189
Total costs and operating expenses	133,760	131,779	395,559	398,787
Income from operations	103,761	47,753	267,109	92,798
Other income (expense):
Interest expense, net	(24,965)	(31,508)	(93,279)	(91,150)
Loss on debt extinguishment	—	(5,264)	(7,366)	(5,264)
Post-conversion earnout share liability revaluation	1,416	(1,096)	4,091	(1,096)
Contingent consideration revaluation	14,382	(13,200)	1,753	(18,300)
Other (expense) income, net	(600)	(113)	(798)	(1,105)
Income (loss) before income taxes	93,994	(3,428)	171,510	(24,117)
Income tax expense	(7,283)	(2,302)	(39,699)	(1,528)
Net income (loss)	$86,711	$(5,730)	$131,811	$(25,645)

Net income (loss) per share:
Basic	$0.51	$(0.05)	$0.84	$(0.19)
Diluted	$0.47	$(0.05)	$0.74	$(0.19)

Weighted-average common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	169,344,153	122,867,399	143,338,981	137,823,560
Diluted	182,524,693	122,867,399	156,839,864	137,823,560

Liftoff Mobile, Inc.
Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2026 and 2025
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$131,811	$(25,645)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	68,723	76,189
Amortization of debt discount and issuance costs	3,120	4,383
Provision for credit losses	3,005	2,390
Stock-based compensation expense	38,846	5,495
Non-cash lease expense	3,998	3,646
Deferred income tax	14,155	(1,479)
Loss on debt extinguishment	7,366	5,264
Contingent consideration revaluation	(1,753)	18,300
Post-conversion earnout share liability revaluation	(4,091)	1,096
Change in operating assets and liabilities:
Accounts receivable	(25,874)	(66,966)
Income tax receivable	321	713
Prepaid expenses and other current assets	4,057	(7,788)
Other assets	(2,322)	(1,534)
Accounts payable	(2,303)	83,534
Accrued liabilities	23,878	21,199
Other current liabilities	(1,905)	(3,440)
Other long-term liabilities	(2,546)	3,255
Net cash provided by operating activities	258,486	118,612
Cash flows from investing activities:
Purchase and capitalization of property, equipment, and software	(41,585)	(37,756)
Net cash used in investing activities	(41,585)	(37,756)
Cash flows from financing activities:
Proceeds from the exercise of stock options	2,500	1,322
Proceeds from issuance of preferred stock	—	409,545
Proceeds from post-conversion earnout share liability	—	5,393
Proceeds from debt	—	693,686
Proceeds from initial public offering, net of underwriting discounts and commissions	472,397	—
Repurchase of common stock and vested equity awards from stockholders	—	(404,287)
Payment of debt principal	(423,074)	(439,660)
Payment of debt issuance costs	—	(1,942)
Dividend distribution to stockholders	—	(340,432)
Payment of deferred offering costs	(16,374)	—
Net cash provided by (used in) financing activities	35,449	(76,375)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(5)	737
Net increase in cash, cash equivalents, and restricted cash	252,345	5,218
Cash, cash equivalents, and restricted cash, beginning of period	134,095	99,088
Cash, cash equivalents, and restricted cash, end of period	$386,440	$104,306

Liftoff Mobile, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
For the three months ended September 30, 2026, June 30, 2026 and September 30, 2025

The following table reconciles net income (loss) and net income (loss) margin, the most comparable GAAP financial measures, to Adjusted EBITDA and Adjusted EBITDA Margin, respectively, for the periods presented:

	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended September 30,
(in thousands, except percentages)	2026	2026	2025
Net income (loss)	$86,711	$(4,231)	$(5,730)
Interest expense, net	24,965	33,339	31,508
Income tax expense	7,283	23,461	2,302
Depreciation and amortization	23,992	22,963	25,517
Stock-based compensation expense (a)	13,531	28,223	10,989
Contingent consideration revaluation	(14,382)	17,529	13,200
Other expense (income), net	600	86	113
Transaction costs (b)	2,324	(468)	11,292
Other non-recurring expenses (c)	1,341	4,183	4,706
Loss on debt extinguishment (d)	—	7,366	5,264
Post-conversion earnout share liability revaluation	(1,416)	(139)	1,096
Adjusted EBITDA	$144,949	$132,312	$100,257
Net income (loss) Margin	37%	(2)%	(3)%
Adjusted EBITDA Margin	61%	60%	56%
______________
(a) On October 4, 2021, we declared a distribution to employees and other holders of outstanding shares and/or stock-based compensation awards (whether vested or unvested) issued prior to August 21, 2021 (the “2021 Distribution”). Similar distributions were also declared on November 11, 2024 (the “2024 Distribution”) and September 12, 2025 (the “2025 Distribution”). Stock-based compensation expense includes $1.3 million, $3.9 million and $4.9 million related to distributions declared in 2025 to the holders of stock options granted to certain members of our senior leadership team that vest in part based on returns achieved by our primary private-equity sponsor, and the vesting and payment of the 2021, 2024, and 2025 Distributions for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively. Distributions of this nature are not expected to recur as a public company.
(b) Represents costs for transaction-related services, such as investment banking, legal, accounting, tax, and diligence, primarily incurred in connection with capital markets activities, including debt refinancing efforts and General Atlantic’s minority investment.
(c) Represents non-recurring third-party professional fees in preparation of becoming a public company that were not capitalizable.
(d) For the three months ended June 30, 2026, consisted of a write-off of $7.4 million of unamortized issuance costs. For the three months ended September 30, 2025, consisted of a write-off of $4.9 million of unamortized issuance costs and $0.4 million of fees paid to lenders and third parties.

Liftoff Mobile, Inc.
Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow
For the twelve months ended September 30, 2026 and 2025

The following table reconciles net cash provided by operating activities, the most comparable GAAP financial measure to Free Cash Flow for the periods presented:

	Twelve Months Ended September 30,
(in thousands)	2026	2025
Net cash provided by operating activities	$303,228	$146,233
Less:
Purchase and capitalization of property, equipment, and software	(53,964)	(49,646)
Free Cash Flow	$249,264	$96,587
Net cash used in investing activities	$(53,964)	$(49,646)
Net cash provided by (used in) financing activities	$33,251	$(204,270)

Liftoff Mobile, Inc.
Stock-Based Compensation Expense
For the three and nine months ended September 30, 2026 and 2025

The following table presents stock-based compensation expense for the periods (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Research and development	$627	$2,584	$12,630	$17,912
Sales and marketing	650	1,497	7,256	4,951
General and administrative	12,025	6,733	27,895	13,250
Cost of revenue	229	175	585	561
Total stock-based compensation expense	$13,531	$10,989	$48,366	$36,674